EXPENSE LIMITATION AGREEMENT


         THIS EXPENSE LIMITATION AGREEMENT is made as of the 31st day of March, 2000, by and between BT INVESTMENT FUNDS, a Massachusetts Business trust (the "Trust"), ASSET MANAGEMENT PORTFOLIO and BT INVESTMENT PORTFOLIOS on behalf of ASSET MANAGEMENT PORTFOLIO II and ASSET MANAGEMENT PORTFOLIO III, each a New York trust (each a "Portfolio Trust"), and BANKERS TRUST COMPANY, a New York corporation (the "Adviser"), with respect to the following:

         WHEREAS, the Adviser serves as Investment Adviser to BT Investment Funds, Asset Management Portfolio and BT Investment Portfolios on behalf of Asset Management Portfolio II and Asset Management Portfolio III pursuant to Investment Advisory Agreements dated June 4, 1999, and the Adviser serves as the Trust's Administrator pursuant to an Administration and Services Agreement dated October 28, 1992, as amended, (collectively, the "Agreements"); and

         NOW, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1. The Adviser agrees to waive its fees and reimburse expenses for the period from March 31, 2000 to July 31, 2001, to the extent necessary so that each Fund's total annual operating expenses do not exceed the percentage of average daily net assets set forth on Exhibit A.

2. Upon the termination of the Investment Advisory Agreement or the Administration Agreement, this Agreement shall automatically terminate.

3. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940 (the "1940 Act") shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Massachusetts.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.

                                                ON BEHALF OF THE TRUST AND
                                                PORTFOLIO TRUSTS LISTED BELOW:



                                                BT INVESTMENT FUNDS
                                                ASSET MANAGEMENT PORTFOLIO
                                                BT INVESTMENT PORTFOLIOS

Attest:  /s/ Amy M. Olmert                      By:      /s/ Daniel O. Hirsch
Name:    Amy M. Olmert                          Name:    Daniel O. Hirsch
                                                Title:   Secretary

                                                BANKERS TRUST COMPANY

Attest:  /s/ Amy M. Olmert                      By:      /s/ Ross Youngman
Name:    Amy M. Olmert                          Name:    Ross Youngman
                                                Title:   Managing Director

                                    EXHIBIT A

                                                                      Total Fund Operating Expenses
Fund                                                          (as a percentage of average daily net assets)
----                                                          ---------------------------------------------
BT Investment Lifecycle Long Range Fund                                          1.00%
BT Investment Lifecycle Long Range Fund                                          1.00%
BT Investment Lifecycle Long Range Fund                                          1.00%
